SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 2, 2000

                              SITI-Sites.com, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                             0-15596            75-1940923
(State or other jurisdiction       (Commission         IRS Employer
of incorporation or organization)  File Number)     Identification No.)

               594 Broadway, Suite 1001, New York, New York 10012
                    (Address of principal executive offices)

Registrant's telephone number, including area code (212) 925-1181


          (Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

      1. On October 2, 2000, the Registrant was notified that Edward Isaacs & Company LLP had merged with McGladrey & Pullen, LLP and that Edward Isaacs & Company LLP would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor.

      2. The auditor's report from Edward Isaacs & Company LLP for the Registrant's past fiscal year did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      3. The decision to engage McGladrey & Pullen, LLP was approved by the Registrant's board of directors.

      4. During the Registrant's most recent fiscal year and the subsequent interim period preceding the change, there were no disagreements between the Registrant and Edward Isaacs & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      5. The Registrant has requested Edward Isaacs & Company LLP to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8K.

      6. Prior to the engagement of McGladrey & Pullen, LLP, the Registrant did not consult with such firm on any accounting, auditing or financial reporting issue.

Exhibit No.       Description
-----------       -----------

10.1 Letter from Edward Isaacs & Company LLP to the Securities and Exchange Commission, dated October 4, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 6, 2000

                                     SITI-Sites.com, Inc.


                                     By /s/ Toni Ann Tantillo
                                        ----------------------------------------
                                        Toni Ann Tantillo
                                        Vice-President, Secretary, Treasurer and
                                        Chief Financial Officer